As filed with the Securities and Exchange Commission on June 25, 2025

Registration No. 333-153103

Registration No. 333-199864

Registration No. 333-209838

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153103

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-199864

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209838

UNDER

THE SECURITIES ACT OF 1933

LSB Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	73-1015226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma	73116
(Address of principal executive offices)	(Zip Code)

LSB Industries, Inc. 2008 Incentive Stock Plan

(Full title of the plan)

Michael J. Foster

Executive Vice President, General Counsel and Secretary

LSB Industries, Inc.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

(Name and address of agent for service)

(405) 235-4546

(Telephone number, including area code, of agent for service)

With copies of communications to:

Greg R. Samuel, Esq.

Rosebud Nau, Esq.

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

(214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 20, 2008, LSB Industries, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-153103) (the “2008 Form S-8”) with the Securities and Exchange Commission (the “SEC”) for the purpose of registering 1,000,000 shares of common stock, par value $0.10 per share (“Common Stock”), issuable to participants under the LSB Industries, Inc. 2008 Incentive Stock Plan (the “2008 Plan”).

On November 5, 2014, the Registrant filed a Registration Statement on Form S-8 (File No. 333-199864) (the “2014 Form S-8”) with the SEC for the purpose of registering an additional 975,000 shares of Common Stock issuable to participants under the 2008 Plan.

On March 1, 2016, the Registrant filed a Registration Statement on Form S-8 (File No. 333-209838) (the “2016 Form S-8” and collectively with the 2008 Form S-8 and the 2014 Form S-8, the “Registration Statements”) with the SEC for the purpose of registering an additional 397,890 shares of Common Stock issuable to participants under the 2008 Plan.

The Registrant is no longer issuing securities pursuant to the 2008 Plan. These Post-Effective Amendments No. 1 to the Registration Statements are being filed to deregister all shares of Common Stock that were registered and remain unissued under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 25, 2025.

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster
Michael J. Foster
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1 to the Registration Statements have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark T. Behrman Mark T. Behrman	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer and Chairman)	June 25, 2025

/s/ Cheryl A. Maguire Cheryl A. Maguire	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	June 25, 2025

/s/ Riccardo Bertocco Riccardo Bertocco	Director	June 25, 2025

/s/ Jonathan S. Bobb Jonathan S. Bobb	Director	June 25, 2025

/s/ John D. Chandler John D. Chandler	Director	June 25, 2025

/s/ Barry H. Golsen Barry H. Golsen	Director	June 25, 2025

/s/ Kanna Kitamura Kanna Kitamura	Director	June 25, 2025

/s/ Steven L. Packebush Steven L. Packebush	Director	June 25, 2025

/s/ Diana M. Peninger Diana M. Peninger	Director	June 25, 2025

/s/ Lynn F. White Lynn F. White	Director	June 25, 2025